The Med-Design Corporation

Section 1350 Certifications

          I, James M. Donegan, Chief Executive Officer and I, Lawrence D. Ellis, Chief Financial Officer, of The Med-Design Corporation, a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

     (1)      The Company’s periodic report on Form 10-Q for the period ended September 30, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2)      The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

JAMES M. DONEGAN	LAWRENCE D. ELLIS

James M. Donegan	Lawrence D. Ellis

Date: November 11, 2003	Date: November 11, 2003

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